UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 16, 2024
DZS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5700 Tennyson Parkway, Suite 400
Plano, TX 75024
(Address of Principal Executive Offices, Including Zip Code)
(469) 327-1531
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On October 16, 2024, DZS Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with AXON Networks Inc., a Delaware corporation (the “Purchaser”). Pursuant to the Asset Purchase Agreement, the Company has agreed to sell, and the Purchaser has agreed to buy, the Company’s Network Assurance and WiFi Management software portfolio (the “Network Assurance Business”), for a cash purchase price of $34,000,000 (the “Purchase Price”), subject to the adjustments described below. In connection with the acquisition of the Network Assurance Business, the Purchaser will assume as of the Closing certain liabilities associated with the Network Assurance Business, and will offer to hire all employees primarily engaged by the Company in the Network Assurance Business.
At the closing of the Company’s sale of the Network Assurance Business (the “Closing”), the Company will receive $30,000,000 of the Purchase Price. The $4,000,000 balance of the Purchase Price (the “Guaranteed Payment”) shall be paid twelve months following the Closing. The Purchase Price shall be reduced dollar for dollar by the amount that (i) the actual deferred revenue associated with the Network Assurance Business exceeds $6,000,000 and (ii) the actual paid time off liability for the employees hired by the Purchaser exceeds $450,000.
The Closing under the Asset Purchase Agreement is subject to the satisfaction and/or waiver of certain conditions precedent, including the following: (1) at least 90% of the eligible employees accepting employment with the Purchaser; (2) release of the security interests in the assets being purchased by Purchaser which are held by EdgeCo, LLC, a Wyoming limited liability company (“EdgeCo”) pursuant to the Loan Agreement dated December 29, 2023 (the “First EdgeCo Loan”) by and between the Company and EdgeCo and the Loan Agreement dated May 31, 2024 (the “Second EdgeCo Loan,” and together with the First EdgeCo Loan, the “EdgeCo Loans”) by and between the Company and EdgeCo; and (3) obtain counterparty consents to certain key commercial contracts.
The Asset Purchase Agreement contains standard representations and warranties and indemnification for a transaction of this nature. The maximum aggregate liability of the Company for any breach of representations and warranties has been capped at $4,000,000, except for the breach of representations and warranties related to (i) intellectual property, which is capped at $8,000,000, and (ii) certain fundamental representations and warranties, which are capped at the Purchase Price.
In conjunction with the proposed sale of the Network Assurance Business, the Company has entered into an agreement (the “EdgeCo Letter”) with EdgeCo, whereby at the Closing EdgeCo will receive $15,000,000 of the Purchaser Price as pre-payments of the EdgeCo Loans. EdgeCo will release all liens that it holds on the assets being sold pursuant to the Asset Purchase Agreement. In addition, the Company has agreed to assign to EdgeCo all of its rights to the Guaranteed Payment. In accordance with the EdgeCo Letter, the Company will continue to pay interest on the EdgeCo Loans, including the principal balance pre-paid in connection with the sale of the Network Assurance Business, until the prepayment penalty under the EdgeCo Loans has been paid in full.
The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.
This summary of the principal terms of the Asset Purchase Agreement and the copy of the Asset Purchase Agreement filed as Exhibit 2.1 have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Purchaser, or any of their respective subsidiaries or affiliates. In particular, the exceptions to the representations and warranties contained in the Asset Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Asset Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Asset Purchase Agreement. Moreover, the representations, warranties and covenants in the Asset Purchase Agreement were made as of specific dates, were made solely for the Asset Purchase Agreement and for the purposes of allocating risk between the parties to the Asset Purchase Agreement, rather than establishing matters as facts, are solely for the benefit of such parties, may be subject to qualifications or limitations agreed upon by such parties and may be subject to standards of materiality applicable to such parties that differ from those generally applicable to investors and reports and documents filed with the Securities and Exchange Commission (the “SEC”). Accordingly, investors are not third-party beneficiaries under the Asset Purchase Agreement and the representations, warranties and covenants in the Asset Purchase Agreement, and any descriptions thereof, should not be relied on as characterizations of the actual state of facts or circumstances of the Company or the Purchaser. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Such statements include, but are not limited to, statements about the consummation and timing of the sale of the Network Assurance Business. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen affects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.
Item 7.01 Regulation FD Disclosure.
On October 16, 2024, the Company issued a press release regarding its plans to sell the Network Assurance Business. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, are deemed to be “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act and will not be incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement dated October 16, 2024, by and between DZS Inc. and AXON Networks, Inc.
99.1	Press Release dated October 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* This filing excludes certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission: provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2024	DZS Inc.

	By:	/s/ Justin Ferguson
Justin Ferguson
Chief Legal Officer